UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM SB-2 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
New Era Marketing, Inc.
(Name of small business issuer in its charter)

Nevada	8742	20-3155365
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10620 Southern Highlands Parkway Suite 110-433
Las Vegas, Nevada 89141
(626) 335-7750
(Address and telephone number of principal executive offices)

10620 Southern Highlands Parkway Suite 110-433
Las Vegas, Nevada 89141
(626) 335-7750
(Address of principal place of business or intended principal place of business)

Ted D. Campbell II
5440 West Sahara Avenue Suite 202
Las Vegas NV 89146
(702)-579-5995
(Name, address and telephone number of agent for service)

Copies to:
Randall V. Brumbaugh, Esq.
417 W. Foothill Blvd., Suite 175
Glendora, CA 91741

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐_______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐_________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐_________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐ ___________________________________________

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. ☒

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	$75,000.00	$0.05	$75,000.00	$8.03

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

New Era Marketing, Inc.

1,500,000 Shares of Common Stock

New Era Marketing, Inc. is registering an aggregate of 1,500,000 shares of our common stock that are to be sold, from time-to-time, by one or more of the selling stockholders. The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at prevailing market prices, which may vary, or at privately negotiated prices. The proceeds from the sale of the shares will go directly to the selling stockholders and will not be available to us. Our Common Stock trades on the Pink Sheets’ Electronic Quotation System, under the symbol “NEMK” or “NEMK.PK.” Since our inclusion on Pink Sheets’ Electronic Quotation System on April 21, 2006, our common stock has not yet traded. As such, prior to this offering, there has been no public market for our common stock.

INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK.

SEE “RISK FACTORS” STARTING ON PAGE 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Shares Offered by Shareholders	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.05	$0.00	$0

Total	1,500,000	$75,000	$0.00	$0

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

New Era Marketing, Inc. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is July 6, 2006

TABLE OF CONTENTS

PART I: INFORMATION REQUIRED IN PROSPECTUS

Summary Information and Risk Factors

The Company

New Era Marketing, Inc. (NEM or the Company) was incorporated in the State of Nevada on July 19, 2005 under the same name. NEM is a developmental stage company with a principal business objective of providing cost effective consortium marketing campaigns for small businesses in need of closely managing assets specifically pinpointed for corporate name recognition and product identification, and to assist in implementing those advertising endeavors.

We are a development stage company that has not commenced our planned principal strategic operations and have no significant assets. Our operations to date have been devoted primarily to startup and development activities, which include the following:

1. Formation of the Company;

2. Development of our business plan;

3. Obtaining capital through sales of our common stock; and

4. Market our business services to potential clients.

We are attempting to build NEM to become fully operational. In order to generate revenues, we must address the following areas:

1. Establish our website: Establishing our presence on the Internet is critical to reaching a broad consumer base. We are in the process of developing a website. To date, we have not secured a web site address nor do we have an operational web site. We expect this web site to be our primary marketing tool whereby we will disseminate information on our business to business marketing services to potential clients.

2. Develop and implement a marketing plan: In order to promote our company and establish our brand, we believe we will be required to develop and implement a marketing plan. We plan to use our Internet site to be the focus of our marketing and sales efforts. We intend to advertise our site, and thus our business to business marketing services, through the use of banner advertisements and search engine placement. To date, we have no marketing or sales initiatives or arrangements. Without any marketing campaign, we may be unable to generate interest in, or generate awareness of, our company.

We are a small, start-up company that has not generated any significant revenues and lacks a stable customer base. As it stands at present, each potential client attempts to place its limited advertising dollars as strategically as feasible to get the best result possible. Consequently, each company is limited in the scope and breadth of its promotional campaigns due to limit availability of resources. We plan on utilizing a marketing co-op program whereby several companies unite to pool resources for the sole purpose of increasing public exposure and thereby expanding each individual client’s marketing budget. The synergy that is created is beneficial to all companies involved both from the greater public exposure standpoint and from the public perception that each small company is larger than originally apparent.

Since our inception on July 19, 2005 to March 31, 2006, we did not generate any significant revenues and have incurred a cumulative net loss of $33,466. We believe that the $75,000 in funds that was received from unregistered sales of our common equity is sufficient to finance our efforts to become fully operational and carry us through the end of the current calendar year. The capital raised has been budgeted to establish our infrastructure and to become a fully reporting company. We believe that the recurring revenues from sales of services will be sufficient to support ongoing operations. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales of merchandise will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

We currently have two officers and one director. These individuals devote time to us on a part-time basis.

As of the date of this Prospectus, NEM has 3,250,000 shares of $0.001 par value common stock issued and outstanding held by 38 shareholders of record.

NEM’s administrative office is located at 10620 Southern Highlands Parkway, Suite 110-433, Las Vegas, Nevada 89141, telephone (626) 335-7750.

NEM’s fiscal year end is March 31.

The Offering

The offering consists entirely of shares offered by the selling stockholders. We are offering no shares. The selling stockholders are offering 1,500,000 shares, or 46.15%, of our issued and outstanding common stock as soon as practicable after this Registration Statement becomes effective. The selling shareholders will sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices.

As of the date of this Registration Statement, our common shares are listed (though not quoted) on the Pink Sheets® under the ticker symbol “NEMK”. The Pink Sheets — named for the color of paper on which they’ve historically been printed — are listings of price quotes for companies that trade in the over-the-counter market (OTC market). “Market makers” — the brokers who commit to buying and selling the securities of OTC issuers-can use the pink sheets to publish bid and ask prices. A company named Pink Sheets LLC, formerly known as the National Quotation Bureau, publishes the pink sheets in both hard copy and electronic format. Pink Sheets LLC is not registered with the SEC as a stock exchange, nor does the SEC regulate its activities. Our common shares, while ostensibly listed on the Pink Sheets, cannot effectively trade because they are not DTC eligible. DTC or Depository Trust Corporation is a custodial clearing facility owned by the major banks and securities firms and monitored by various banking regulatory agencies and the Securities and Exchange Commission.

On its website, DTC provides information regarding new issuer DTC eligibility. Generally, the only security issues that may be made eligible for DTC’s book-entry delivery services are those that either: (a) have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended; (b) are exempt from registration pursuant to a Securities Act exemption that does not involve transfer or ownership restrictions; or (c) are eligible for resale pursuant to Rule 144A or Regulation S (and otherwise meet DTC’s eligibility criteria). While we believe that our common stock presently falls under item (b) in that the shares we are presently registering were issued in a manner that was exempt from registration pursuant to a Securities Act exemption that does not involve transfer or ownership restrictions. However, it is currently apparent DTC disagrees with this premise. We are therefore compelled to register pursuant to the 1933 Act.

The offering price of $0.05 for the common stock being registered for hereby is what the selling shareholders had paid for their shares.

The proceeds of the offering will go directly to the selling stockholders. None of the proceeds will be available to New Era Marketing, Inc..

New Era Marketing, Inc.’s Transfer Agent is 1st Global Stock Transfer, LLC, 7341 W. Charleston Blvd., Suite 130, Las Vegas, Nevada 89117, telephone number (702) 656-4919.

New Era Marketing, Inc. has agreed to pay all costs and expenses relating to the registration of its common stock, but the selling stockholders will be responsible for any related commissions, all taxes including but not limited to federal and state income taxes, attorney’s fees and related charges in connection with the offer and sale of the shares. The selling stockholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions.

Summary Financial Information

The summary financial data are derived from the historical financial statements of NEM. This summary financial data should be read in conjunction with “Management’s Discussion and Plan of Operations” as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.

Balance Sheets Data

March 31, 2006

Assets
Cash	$42,135

Funds in escrow	12,199

Total Current Assets	$54,334

Liability and Stockholder’s Equity

Current liability:

Accounts payable	$—

Total current liability	—

Stockholder’s equity:

Common stock	3,250

Additional paid-in capital	84,550

(Deficit) accumulated during development stage	(33,466)

Total stockholder’s equity	$54,334

Statements of Operations Data

July 19, 2005
(Inception) to
March 31, 2006

Revenues	$2,500

Cost of sales	—

Gross profit (loss)	2,500

Operating expenses

General and administrative expenses	35,966

Total operating expenses	35,996

Net loss	$(33,466)

Weighted average common shares outstanding	1,704,545

Net loss per common shares outstanding	$(0.02)

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF NEM FAILS TO FULLY IMPLEMENT ITS BUSINESS PLAN.

New Era Marketing, Inc. was formed on July 19, 2005. NEM has no significant demonstrable operations record upon which you can evaluate the business and its prospects. To date, we have not generated any significant revenues and may incur losses in the foreseeable future. NEM’s prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management and lack of brand recognition. NEM cannot guarantee that it will be successful in accomplishing its objectives. If we fail to implement and establish a financial base of operations, we may be forced to cease operations, in which case investors may lose their entire investment.

FUTURE ADDITIONAL ISSUANCES OF SHARES OF OUR COMMON STOCK MAY CAUSE INVESTORS TO BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

We are authorized to issue up to 70,000,000 shares of common stock. Presently, there are 3,250,000 shares of common stock issued and outstanding as of the date of this prospectus. In the event we require additional capital, we may need to issue shares of our common stock in exchange for cash to continue as a going concern. There are no formal or informal agreements to attain such financing. We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. Any such future additional issuances of our stock will increase outstanding shares and dilute stockholders’ interests.

OUR OFFICERS AND DIRECTOR HAVE LIMITED BUSINESS EXPERIENCE AND NO EXPERTISE MANAGING A PUBLIC COMPANY. AS A RESULT, WE MAY BE UNABLE TO DEVELOP OUR BUSINESS AND MANAGE OUR PUBLIC REPORTING REQUIREMENTS.

Our operations depend on the efforts of Joseph MacKenzie, an officer and sole director of NEM. Mr. MacKenzie has no experience related to public company management or as a principal accounting or principal financial officer. Additionally, Mr. MacKenzie has limited experience related to marketing. Because of these factors, Mr. MacKenzie may be unable to develop and implement our business and manage our public reporting requirements. We cannot guarantee you that we will overcome any such obstacles.

INVESTORS HAVE LIMITED CONTROL OVER DECISION-MAKING BECAUSE JOSEPH MACKENZIE, AN OFFICER, SOLE DIRECTOR AND SHAREHOLDER, CONTROLS THE MAJORITY OF OUR ISSUED AND OUTSTANDING COMMON STOCK.

Joseph MacKenzie, who is our President, Secretary, Treasurer and sole director, beneficially owns approximately 53.85% of our outstanding common stock. As a result, this one stockholder could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we enter into transactions which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director, which could make it more difficult for a third party to gain control of our Board of Directors. This concentration of ownership further limits the power to exercise control by the minority shareholders.

WE MAY BE UNABLE TO GENERATE SALES WITHOUT SALES, MARKETING OR DISTRIBUTION CAPABILITIES.

We have not significantly commenced our planned operations and have limited sales, marketing or distribution capabilities. We cannot guarantee that we will be able to develop a significant sales and marketing plan or implement our strategic business plan. In the event we are unable to successfully execute these objectives, we may be unable to generate sufficient sales and operate as a going concern.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, WE MAY BE FORCED TO GO OUT OF BUSINESS.

We have limited capital resources. To date, we have not generated any significant cash flow from our operations. Unless we begin to generate sufficient revenues from the implementation of our proposed business plan to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency concerns may force us to go out of business if additional financing is not available. We have no intention of liquidating. In the event our cash resources are insufficient to continue operations, we intend to raise additional capital through offerings and sales of equity or debt securities. In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate. A possibility of such outcome presents a risk of complete loss of investment in our common stock.

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, INVESTORS MAY FACE A COMPLETE LOSS OF THEIR INVESTMENT.

We have yet to significantly commence our planned operations. As of the date of this Prospectus, NEM has had only limited start-up operations and has generated no significant revenues. Taking these facts into account, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement, of which this prospectus is a part. If NEM’s business fails, the investors in this offering may face a complete loss of their investment.

COMPETITIVE PRESSURES FROM COMPETITORS WITH MORE RESOURCES MAY CAUSE US TO FAIL TO IMPLEMENT OUR BUSINESS MODEL.

New Era Marketing, Inc. is entering the marketing arena, which is a highly competitive market segment with relatively low barriers to entry. Our expected competitors include larger and more established companies. Generally, our actual and potential competitors have longer operating histories, significantly greater financial and marketing resources, as well as greater name recognition. Therefore, many of these competitors may be able to devote greater resources than NEM to sales and marketing efforts, expanding their sphere of influence and hiring and retaining key employees. There can be no assurance that our current or potential competitors will not develop or offer comparable or superior services to those expected to be offered by us. Increased competition could result in lower than expected operating margins or loss of market share, either of which would materially and adversely affect our business, results of operation and financial condition.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

We principally have one individual performing the functions of all officers and directors. This individual developed our internal control procedures and is responsible for monitoring and ensuring compliance with those procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

FAILURE BY US TO RESPOND TO CHANGES IN CONSUMER PREFERENCES COULD RESULT IN LACK OF SALES REVENUES AND MAY FORCE US OUT OF BUSINESS.

Any change in the preferences of our potential customers that we fail to anticipate could reduce the demand for our services. Decisions about our focus and the specific services we plan to offer will often be made in advance of entering the marketplace. Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our proposed services and lower profit margins.

WE MAY LOSE OUR OFFICERS AND SOLE DIRECTOR WITHOUT EMPLOYMENT AGREEMENTS.

Our operations depend substantially on the skills and experience of Joseph MacKenzie, an officer and our sole director. We have no other full- or part-time employees besides Mr. MacKenzie and Tiffany Miller. Furthermore, we do not maintain “key man” life insurance on these individuals. Without an employment contract, we may lose either or both of these individuals to other pursuits without a sufficient warning and, consequently, go out of business.

Both Mr. MacKenzie and Ms. Miller are presently involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, each may face a conflict in selecting between NEM and her other business interests. We believe that neither Mr. MacKenzie nor Ms. Miller will not consider entering a similar line of business as we conduct; however, there can be no assurance of this. NEM has not formulated a policy for the resolution of such conflicts.

CERTAIN NEVADA CORPORATION LAW PROVISIONS COULD PREVENT A POTENTIAL TAKEOVER, WHICH COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

We are incorporated in the State of Nevada. Certain provisions of Nevada corporation law could adversely affect the market price of our common stock. Because Nevada corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us. Nevada corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidate or candidates nominated by our board of directors.

THE COSTS AND EXPENSES OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OUR OPERATIONS.

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The costs of complying with such requirements may be substantial. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN OUR COMPANY BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK.

Our Common Stock trades on the Pink Sheets’ Electronic Quotation System, under the symbol “NEMK” or “NEMK.PK.” Since our inclusion on Pink Sheets’ Electronic Quotation System on April 21, 2006, our common stock has not yet traded. As such, prior to this offering, there has been no public market for our common stock. Therefore, the current and potential market for our common stock is limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us apply for such listing. We are unable to estimate when we expect to undertake this endeavor. In the absence of being listed on a national stock exchange or association, no market may ever be available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop even though our stock is tradable on the Pink Sheets’ Electronic Quotation System. If a market ever develops for our Common Stock, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE NEM STOCK IS SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

A LARGE PERCENTAGE OF OUR ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND IF THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED.

A large number (1,750,000) of the presently outstanding shares of common stock (3,250,000), are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. We currently have one shareholder who owns all of the restricted shares or 53.85% of the aggregate shares of common stock. Thus, sales of shares by this individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

OUR STOCK IS A SPECULATIVE INVESTMENT THAT MAY RESULT IN LOSSES TO INVESTORS

As of the date of this Registration Statement, our common shares are listed (though not quoted) on the Pink Sheets® under the ticker symbol “NEMK”. The Pink Sheets — named for the color of paper on which they’ve historically been printed — are listings of price quotes for companies that trade in the over-the-counter market (OTC market). “Market makers” — the brokers who commit to buying and selling the securities of OTC issuers-can use the pink sheets to publish bid and ask prices. A company named Pink Sheets LLC, formerly known as the National Quotation Bureau, publishes the pink sheets in both hard copy and electronic format. Pink Sheets LLC is not registered with the SEC as a stock exchange, nor does the SEC regulate its activities. Our common shares, while ostensibly listed on the Pink Sheets, cannot effectively trade because they are not DTC eligible. DTC or Depository Trust Corporation is a custodial clearing facility owned by the major banks and securities firms and monitored by various banking regulatory agencies and the Securities and Exchange Commission.

On its website, DTC provides information regarding new issuer DTC eligibility. Generally, the only security issues that may be made eligible for DTC’s book-entry delivery services are those that either: (a) have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended; (b) are exempt from registration pursuant to a Securities Act exemption that does not involve transfer or ownership restrictions; or (c) are eligible for resale pursuant to Rule 144A or Regulation S (and otherwise meet DTC’s eligibility criteria). While we believe that our common stock presently falls under item (b) in that the shares we are presently registering were issued in a manner that was exempt from registration pursuant to a Securities Act exemption that does not involve transfer or ownership restrictions. However, it is currently apparent DTC disagrees with this premise. We are therefore compelled to register pursuant to the 1933 Act.

This Registration Statement is intended to secure DTC eligibility and the transparency associated with registration such that the general public might have access to periodic and current information on our company as required by the Securities and Exchange Commission and the Securities Act of 1933, as amended and the Exchange Act of 1934, as amended, together with the rules and regulations as promulgated thereunder. It is our hope that this might enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will ever develop.

Our securities are characterized as microcap stock. The term “microcap stock” applies to companies with low or “micro” capitalizations, meaning the total value of the company’s stock. Microcap companies typically have limited assets. Microcap stocks tend to be low priced and trade in very low volumes.

We might ultimately list on the OTC Bulletin Board® (the “OTCBB”). The OTCBB is an electronic quotation system that displays real-time quotes, last-sale prices, and volume information for many OTC securities that are not listed on the Nasdaq Stock Market or a national securities exchange. Brokers who subscribe to the system can use the OTCBB to look up prices or enter quotes for OTC securities. Although the NASD oversees the OTCBB, the OTCBB is not part of the Nasdaq Stock Market.

Companies that trade their stocks on major exchanges and in the Nasdaq Stock Market must meet minimum listing standards. For example, they must have minimum amounts of net assets and minimum numbers of shareholders. In contrast, companies on the OTCBB or the Pink Sheets do not have to meet any minimum standards. While all investments involve risk, microcap stocks are among the most risky. Many microcap companies tend to be new and have no proven track record. Some of these companies have no assets or operations. Others have products and services that are still in development or have yet to be tested in the market. Another risk that pertains to microcap stocks involves the low volumes of trades. Because microcap stocks trade in low volumes, any size of trade can have a large percentage impact on the price of the stock.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and good faith beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Use of Proceeds

All of the shares being registered in this registration statement are issued and outstanding and held by the selling shareholders. The selling security holders will receive the net proceeds from the resale of their shares. We will not receive any of the proceeds from the sale of these shares, although we have agreed to pay the expenses related to the registration of such shares.

Determination of Offering Price

As there is no public market in the shares, New Era Marketing, Inc. used the price of $0.05 per share, which is what the selling shareholders had paid for their shares, as the benchmark offering price. No other factors than what the selling shareholders paid for their shares was used to determine the offering price per share of this offering. The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. The selling shareholders will sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us apply for such listing.

Selling Security Holders

The following table sets forth (i) the number of outstanding shares, beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

Name of Owner of Common Stock	Number of Shares Owned before the Offering	Number of Shares Offered by Selling Shareholders	Number of Shares Owned after the Offering	Percentage of Shares Owned after the Offering[1]

Dynamic Automotive, Inc.	2,000	2,000	0	0.00%
Peter Dewhurst[6]	2,000	2,000	0	0.00%
Chanthamaly Truong	2,000	2,000	0	0.00%
Chanthavilay Truong	2,000	2,000	0	0.00%
Bruce Lord	2,000	2,000	0	0.00%
Wesley Brumbaugh[3]	100,000	100,000	0	0.00%
Tiffany Miller[4,12]	100,000	100,000	0	0.00%
Yvonne Brumbaugh[2]	100,000	100,000	0	0.00%
Spencer Brumbaugh	100,000	100,000	0	0.00%
Clayton Brumbaugh	100,000	100,000	0	0.00%
Kristi Wombacher	10,000	10,000	0	0.00%
James Matheny	2,000	2,000	0	0.00%
Rickey Brumbaugh	2,000	2,000	0	0.00%
David Moore	2,000	2,000	0	0.00%
Daniel and JoAnn Faulkner[7]	4,000	4,000	0	0.00%
Douglas Patten	4,000	4,000	0	0.00%
Timothy Beghtol	8,000	8,000	0	0.00%
Henry Liou	100,000	100,000	0	0.00%
Anchor Mortgage Corp Pension Plan	100,000	100,000	0	0.00%
Frank Danesi	120,000	120,000	0	0.00%
Frank Danesi, Trustee for Cody Danesi[8]	40,000	40,000	0	0.00%
Anastasia Danesi	20,000	20,000	0	0.00%
Steagle, Inc.	20,000	20,000	0	0.00%
Robert and Shellee Sateren[9]	10,000	10,000	0	0.00%
Bill West	4,000	4,000	0	0.00%
Nevada Business Development Corp.	100,000	100,000	0	0.00%
R. V. Brumbaugh, Esq.[2,5]	44,000	44,000	0	0.00%
Marcus Weiss	20,000	20,000	0	0.00%
Kim Hagen[10]	2,000	2,000	0	0.00%
Bermadel Hagen[10]	2,000	2,000	0	0.00%
AIMLV, Inc.	60,000	60,000	0	0.00%
Rick and Debbie Sateren[11]	10,000	10,000	0	0.00%
Dean Sateren	6,000	6,000	0	0.00%
Timberjack Sporting Goods, Inc.	100,000	100,000	0	0.00%
Tradeshow Products, Inc.	100,000	100,000	0	0.00%
Colin A. Fidler	40,000	40,000	0	0.00%
Belesi Enterprises, Inc.	60,000	60,000	0	0.00%

Total (37 shareholders)	1,500,000	1,500,000	0	0.00%

In March 2006, we closed our Regulation D, Rule 504 whereby we sold 1,500,000 shares of our Common stock to 37 shareholders. This offering was registered in the State of Nevada pursuant to NRS 90.490 Registration by Qualification (e.g. State of Nevada Permit Number R06-3). The shares were issued at a price of $0.05 per share for total cash in the amount of $75,000.

The shares do not bear a restrictive legend as they were issued pursuant to a Regulation D, Rule 504 offering that was registered in the State of Nevada pursuant to NRS 90.490 (Registration by Qualification). This state provision provides for public filing and delivery to investors of a substantive disclosure document before sale as required by Regulation D, Rule 504(b)(1)(i). Additionally at the time of the Offering, as required by regulation D, Rule 504(a), our Company was not:

(1)	subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
(2)	an investment company; or
(3)

a developmental stage company that either has no specific business plan or purpose or has indicated that its business plan was to engage in a merger or acquisition with an unidentified company or companies, or other person.

None of the selling stockholders have been affiliated with New Era Marketing, Inc. in any capacity in the past three years. However, Randall V. Brumbaugh, Esq., acting as the attorney for Joseph MacKenzie, was the initial incorporator for the Company and acted in that capacity until such time as Joseph MacKenzie formally became the sole director and officer of the Company.

None of the selling stockholders is a broker/dealer or an affiliate of a broker/dealer.

Notes:

1  Assumes the offering of all 1,500,000 offered in this prospectus.

2  Yvonne Brumbaugh and R. V. Brumbaugh are married.

3  Wesley Brumbaugh is the sole officer, director and shareholder of Timberjack Sporting Goods, Inc.

4 Tiffany Miller is the sole officer, director and shareholder of Tradeshow Products, Inc.

5 R. V. Brumbaugh is the sole officer, director and shareholder of Nevada Business Development, Inc.

6 Peter Dewhurst is the sole officer, director and shareholder of Dynamic Automotive, Inc.

7 Daniel and JoAnn Faulkner are married.

8 Frank Danesi is the father of Cody Danesi.

9 Robert and Shellee Sateren are married.

10 Kim and Bermadel Hagen are married.

11 Rick and Debbie Sateren are married.

12 Tiffany Miller became treasurer after she invested in NEM.

Plan of Distribution

Our common stock is currently held amongst a small community of shareholders. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. We cannot guarantee that a meaningful trading market will develop.

If a market ever develops for our Common Stock, the trading price of NEM’s common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond NEM’s control. As a result, investors may be unable to sell their shares at or greater than the price they are being offered at.

The selling stockholders may offer their shares at various times in one or more of the following transactions:

1. In the over-the-counter market;

2. On any exchange, which the shares may hereafter be listed;

3. In negotiated transactions other than on such exchanges;

4. By pledge to secure debts and other obligations;

5. In connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

6. In a combination of any of the above transactions.

The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices. The selling stockholders may use broker/dealers to sell their shares. The broker/dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares.

The selling stockholders may transfer the shares by means of gifts, donations and contributions. This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this prospectus by any such recipient could exceed 500 shares, than a prospectus supplement would need to be filed pursuant to Section 424(b)(3) of the Securities Act to identify the recipient as a Selling Stockholder and disclose any other relevant information. We will file a prospectus supplement to name successors to any named selling shareholders who are able to use the prospectus to resell the shares. Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such shares.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which NEM and the selling stockholders have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.

Some of the selling stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the selling stockholders and any broker/dealers that participate in the distribution may be deemed to be “underwriters” within the meaning of the Securities Act. Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act. The selling stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.

The selling stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the shares by the selling stockholders. Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to our common stock.

The selling stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them. The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this prospectus. We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission.

Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, manner and size of each with the distribution of the shares. The selling stockholders may only offer and sell common stock using this prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices. There is no assurance, therefore, that the selling stockholders will sell any or all of the shares. In connection with the offer and sale of the shares, we have agreed to make available to the selling stockholders copies of this prospectus and any applicable prospectus supplement and have informed the selling stockholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the shares offered hereby. Our private investors held no influence on the decision to become a public reporting company.

Legal Proceedings

No director, officer, significant employee or consultant of New Era Marketing, Inc. has been, to the best of our knowledge, convicted in a criminal proceeding, exclusive of traffic infractions.

No director, officer, significant employee or consultant of New Era Marketing, Inc. has been, to the best of our knowledge, permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee or consultant of New Era Marketing, Inc. has been, to the best of our knowledge, convicted of violating a federal or state securities or commodities law.

There are no known pending legal proceedings against New Era Marketing, Inc.

No director, officer, significant employee or consultant of New Era Marketing, Inc. has, to the best of our knowledge, had any bankruptcy petition filed by or against any business in which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Directors, Executive Officers, Promoters and Control Persons

Directors, Executive Officers, Promoters and Control Persons

New Era Marketing, Inc.’s sole director was elected by the stockholders to a term of one (1) year and serves until a successor is elected and qualified. The officers were appointed by the Board of Directors to a term of one (1) year and serve until successor(s) are duly elected and qualified, or until removed from office. The Board of Directors is not composed of any nominating, auditing or compensation committees.

The following table sets forth certain information regarding the executive officers and sole director of NEM as of the date of this Prospectus:

Name and Address	Age	Position
Joseph MacKenzie c/o New Era Marketing, Inc. 10620 Southern Highlands Parkway Suite 110-433 Las Vegas, NV 89141	63	President, Secretary and Director

Tiffany Miller c/o New Era Marketing, Inc. 10620 Southern Highlands Parkway Suite 110-433 Las Vegas, NV 89141	26	Treasurer

Mr. MacKenzie has held his offices/positions since November 15, 2005 and is expected to continue to hold his offices/positions until the next annual meeting of NEM’s stockholders. Ms. Miller has held her office since March 17, 2006 and is expected to continue to hold her office until the next annual meeting of NEM’s stockholders. At the date of this prospectus, NEM is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Background of Directors, Executive Officers, Promoters and Control Persons

Joseph MacKenzie, President, Treasurer, Secretary, and Director – Joseph MacKenzie is a practicing attorney in the State of California as well as a being certified by the California Board of Behavioral Sciences as a Licensed Clinical Social Worker. Mr. MacKenzie received a B.A. in Economics from the University of California Los Angeles in 1970, his Master’s of Social Work from the University of Southern California, School of Social Work in 1975 and his Juris Doctorate from the University of Southern California School of Law in 1975 as well. Mr. MacKenzie’s professional career began in 1975 as the Program Coordinator for the House of Uhuru, Watts Health Foundation, and went on to such positions as: Director, Mentally Disordered Offenders Program; private practice as a Licensed Clinical Social Worker; Forensic Services Administrator at Gateways Hospital; Referee in the Los Angeles County Superior Court; Legal consultant for Judge Judy television series pilot program; Appellate Counsel; and an attorney in private practice. Mr. MacKenzie also served in the U. S. Army where he attended the Psychological Warfare School and received a top secret security clearance. He was honorably discharged in 1967. While working in his various capacities over the years, Mr. MacKenzie has realized that well orchestrated marketing campaigns are cornerstone to any endeavor reaching its target market, whether that be acquiring legal or mental health clients, being a program coordinator or director of a program. Mr. MacKenzie’s unique blend of education and experience lends itself well to his ability to see the broad picture of such ventures.

Tiffany Miller, Treasurer - Tiffany Miller is a graduate of the University of La Verne, holding a bachelors of science and a masters in education. She is presently a science teacher for a middle school in Covina, California. Her previous experience includes five years in retail sales, two of which were as a supervisor.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolutions of such conflicts.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of New Era Marketing, Inc.’s common stock by all persons known by NEM to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to NEM’s knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Joseph MacKenzie, President, Secretary and Director	1,750,000	53.85%	53.85%

Common	Tiffany Miller, Treasurer	100,000	3.08%	3.08%

	All Directors and Officers as a group (2 people)	1,850,000	56.93%	56.93%

Notes:

1  The address for Joseph MacKenzie and Tiffany Miller is c/o NEM, 10620 Southern Highlands Parkway, Suite 110-433, Las Vegas, Nevada 89141.

2 As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3 Assumes the sale of the maximum amount of this offering (1,500,000 shares of common stock) by the selling shareholders.

Description of Securities

New Era Marketing, Inc.’s authorized capital stock consists of 70,000,000 shares of a single class of common stock, having a $0.001 par value per share and 5,000,000 shares of single class preferred stock, having a $0.001 par value per share.

The holders of NEM’s common and preferred stock:

1. Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by NEM’s Board of Directors;

2. Are entitled to share ratably in all of NEM’s assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of NEM’s affairs;

3. Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4. Are entitled to one vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of New Era Marketing, Inc.’s common and preferred stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of NEM’s directors.

Cash Dividends

As of the date of this Prospectus, New Era Marketing, Inc. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of NEM’s board of directors and will depend upon NEM’s earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. It is the present intention of NEM not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into NEM’s business operations.

Interest of Named Experts and Counsel

None.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Indemnification of Directors and Officers

New Era Marketing, Inc.’s Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer. See Page 33 for “Indemnification of Directors and Officers.”

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Organization Within Last Five Years

New Era Marketing, Inc. was incorporated in Nevada on July 19, 2005.

Please see “Recent Sales of Unregistered Securities” on page 33 for our capitalization history.

Description of Business

Business Development and Summary

New Era Marketing, Inc. was incorporated in the State of Nevada on July 19, 2005 under the same name. NEM is a developmental stage company with a principal business objective of providing cost effective consortium marketing campaigns for small businesses in need of closely managing assets specifically earmarked for corporate name recognition and product identification, and to assist in implementing those advertising endeavors.

NEM has yet to commence planned strategic operations for significant exposure and growth. As of the date of this Prospectus, NEM has had only limited start-up operations and has not generated any significant revenues.

We have never been party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

NEM has no intention of engaging in a merger or acquisition with an unidentified company.

Our administrative office is located at 10620 Southern Highlands Parkway, Suite 110-433, Las Vegas, Nevada 89141.

NEM’s fiscal year end is March 31.

Business of Issuer

Principal Services and Principal Markets

Our principal business objective is to provide cost effective consortium marketing campaigns for small businesses in need of closely managing assets specifically earmarked for corporate name recognition and product identification, and to assist in implementing those advertising endeavors. It is the opinion of our officers and director that our target market and likely purchaser of our services will primarily be small and new companies needing to closely manage their advertising dollars.

Distribution Methods of the Services

We are currently working with an experienced internet service provider to develop a comprehensive internet presence. Additionally, we have identified local business organizations, service groups and small business development companies who may be instrumental in assisting us in making our services known to the target audience of potential clients. Once a potential client has been identified, a personal call will be made to that company to further explain our services and to arrange a face-to-face meeting.

Industry background and competition

We are a small, start-up company that has not generated any significant revenues and lacks a stable customer base. As it stands at present, each potential client attempts to place its limited advertising dollars as strategically as feasible to get the best “bang-for-the buck” possible. Consequently, each company is limited in the scope and breadth of its promotional campaigns due to limit availability of resources. However, New Era Marketing, Inc. utilizes an exclusive marketing co-op program whereby several companies unite to pool resources for the sole purpose of increasing public exposure. The synergy that is created is beneficial to all companies involved both from the greater public exposure standpoint and from the public perception that each small company is larger than originally apparent.

Currently the cost of advertising is tremendous and a substantial burden on any small company desiring to endeavor upon any sort of public awareness recognition, even a conservative economical venture. And, at this point, each company seeks its own path drawing from its limited individual resources. A small company with a superior product has little chance to penetrate a larger sales base when a large competitor has better name recognition through extensive advertising campaigns. New Era Marketing, Inc. will put several small companies on a competitive basis with larger companies by implementing an aggressive, strategic marketing campaign combining the dedicated resources of each company.

There is a dire need for small companies to spread their advertising dollar as far and wide as possible to gain corporate name recognition and product identification. New Era Marketing, Inc. believes that there is a glut of companies that will crave an opportunity to join a cooperative effort to maximize public exposure of products that will complement one another.

New Era Marketing, Inc. is not aware of any marketing company that focuses exclusively on the co-op, synergistic approach.

Sources and Availability of Raw Materials and the Names of Principal Suppliers

We will not procure any raw materials and have no need for any principal suppliers as we do not produce a tangible product per se. Our company is a service oriented company.

Need for Government Approval

We are not aware of the need to obtain governmental approval for any aspect of our operations with the possible exception of local business licenses, if applicable.

Effect of existing or probable government regulations

New Era Marketing, Inc. is not aware of any existing or probable government regulations that would have a material effect on our business.

Number of total employees and number of full time employees

New Era Marketing, Inc. is currently in the development stage. During the development stage, we plan to rely exclusively on the services of our officers and director to set up our business operations. Currently, Joseph MacKenzie, our President, is the only person providing a time commitment to the company on a part-time basis and expects to devote a minimum of 15 hours per week to our operations. Mr. MacKenzie is prepared to dedicate additional time, as needed. At this time, there are no full- or part-time employees. We do not expect to hire any additional employees over the next 12 months, although the possibility does exist that administrative staff may be required should sufficient business develop.

Reports to Security Holders

1. After this offering, New Era Marketing, Inc. will furnish its shareholders with audited annual financial reports certified by NEM’s independent accountants.

2. After this offering, NEM will file periodic and current reports, which are required in accordance with Section 15(d) of the Securities Act of 1933, with the Securities and Exchange Commission to maintain the fully reporting status.

3. The public may read and copy any materials NEM files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Management’s Discussion and Plan of Operation

This section must be read in conjunction with the Audited Financial Statements included in this Prospectus.

Management’s Discussion and Plan of Operation

New Era Marketing, Inc. was incorporated in the State of Nevada on July 19, 2005. NEM is a startup and has not yet realized any significant, consistent revenues. Our efforts, to date, have focused primarily on the development and implementation of our business plan. No development-related expenses have been or will be paid to affiliates of NEM.

During the period from inception through March 31, 2006, we generated revenues of $2,500, and incurred a net loss of $33,466. The cumulative net loss was attributable solely to general and administrative expenses related to the costs of start-up operations.

Our officers and director believes that our cash on hand as of March 31, 2006 in the amount of $54,334 is sufficient to maintain our current minimal level of operations for current calendar year. However, generating sales in the next 12 months is imperative for us to continue as a going concern. We believe that we will be required to generate a minimum of approximately $24,000 in revenues over the next 12 months in order for us to support ongoing operations. If we do not generate sufficient revenues to meet our expenses over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Since our incorporation, we have raised a total of $82,500 through private sales of our common equity. In July 2005, we issued 1,750,000 shares of our common stock to Joseph MacKenzie, an officer and director, in exchange for services and cash in the amount of $7,500. Additionally, in February and March 2006, we sold an aggregate of 1,500,000 shares of our common stock to 37 unrelated third parties for cash proceeds of $75,000. We believe that the funds received in the private placement will be sufficient to satisfy our start-up and operating requirements for the next 12 months. The table below sets forth the anticipated use of the private placement funds:

	Amount	Amount	Estimated
	Allocated	Expended	Completion

General working capital	$11,190	$11,190	Completed
Marketing and advertising activities	$20,000	None	Use as needed
Inventory	$20,000	None	Use as needed
SEC reporting expenses	$5,000	None	Use as needed
Employees-General administrative staff	$8,500	None	Use as needed
Offering expenses	$10,310	$10,310	Completed

Our management believes that establishing our brand name is imperative to our ability to continue as a going concern. Establishing a personal local presence is critical to reaching a broad consumer base, including web based contacts. We intend to develop a comprehensive website to offer information about our company and provide contact information. We will update the website as time and financial assets allow. The website will be primarily for contact information and some general information about the company. It will serve as our secondary method of generating service contracts.

We have allocated $20,000 of the proceeds raised in the private placement to finance our marketing activities. We have not sought to implement any significant marketing scheme and consequently have no marketing or sales initiatives or arrangements in development or effect.

We have initially allocated approximately $20,000 inventory, to include office accommodations, furniture, fixtures, computers, communication equipment, etc.

We expect to incur approximately $5,000 in expenses related to being a public reporting company. Although, our officers and director have no specific experience managing a public company, we believe these funds will be sufficient to maintain our status as a reporting company with the SEC.

We have budgeted $11,190 as general working capital for non-specific uses. These funds have been expended.

Our management does not anticipate the need to hire additional full- or part- time employees over the next 12 months, as the services provided by our officers and director appear sufficient at this time. However, the possibility does exist that administrative staff and services may be required. Consequently $8,500.00 was allocated for such support.

As of the date of this Registration Statement, our common shares are listed (though not quoted) on the Pink Sheets® under the ticker symbol “NEMK”. Our common shares, while ostensibly listed on the Pink Sheets, cannot effectively trade because they are not DTC eligible. DTC or Depository Trust Corporation is a custodial clearing facility owned by the major banks and securities firms and monitored by various banking regulatory agencies and the Securities and Exchange Commission. On its website, DTC provides information regarding new issuer DTC eligibility. Generally, the only security issues that may be made eligible for DTC’s book-entry delivery services are those that either: (a) have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended; (b) are exempt from registration pursuant to a Securities Act exemption that does not involve transfer or ownership restrictions; or (c) are eligible for resale pursuant to Rule 144A or Regulation S (and otherwise meet DTC’s eligibility criteria). While we believe that our common stock presently falls under item (b) in that the shares we are presently registering were issued in a manner that was exempt from registration pursuant to a Securities Act exemption that does not involve transfer or ownership restrictions. However, it is currently apparent DTC disagrees with this premise.

We are therefore compelled to register pursuant to the 1933 Act. As such, Mr. MacKenzie, an officer and director, recognizes that we are required to continuously file reports with the SEC and any exchange we may be listed on, and understands the resultant increased costs of being a public reporting company. Mr. MacKenzie believes that investors are more agreeable to invest in a company that intends to become a public company rather than to remain private with no foreseeable exit strategy for shareholders. Thus, Mr. MacKenzie raised capital in the Regulation D, Rule 504 offering which was completed in March 2006 with the intention of New Era Marketing, Inc. becoming a public reporting company. Our private investors held no influence on the decision to become a public company.

In addition, Mr. MacKenzie believes that one benefit of being a public company is the access to capital markets. We believe that if additional funds are required to finance our continuing operations, we may be able to obtain more capital by pursuing an offering of equity or debt securities.

We do not expect to incur any significant research and development costs.

We do not have any off-balance sheet arrangements.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

We have not paid for expenses on behalf of our director. Additionally, we believe that this fact shall not materially change.

We do not intend to engage in a merger with, or effect an acquisition of, another company in the foreseeable future.

Description of Property

NEM’s uses the mailing address of 10620 Southern Highlands Parkway, Suite 110-433, Las Vegas, Nevada 89141. NEM is not leasing a physical office space at this time in order to maintain a better control of recurring costs. Additionally, the services provided by NEM better lend themselves to NEM representatives meeting potential clients at the potential client’s principal place of business for not only convenience of the potential client, but for NEM to better under the business nature of the potential client. We believe that this arrangement is suitable and most cost-effective at this time. We also believe that we will not need to lease any facilities for at least the next 12 months. There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Certain Relationships and Related Transactions

In April 18, 2006, NEM issued 1,750,000 shares of $0.001 par value common stock to Joseph MacKenzie, an officer and director, in exchange for services and cash in the amount of $7,500.

Market for Common Equity and Related Stockholder Matters

Market Information

As of the date of this Registration Statement, our common shares are listed (though not quoted) on the Pink Sheets® under the ticker symbol “NEMK”. The Pink Sheets — named for the color of paper on which they’ve historically been printed — are listings of price quotes for companies that trade in the over-the-counter market (OTC market). “Market makers” — the brokers who commit to buying and selling the securities of OTC issuers-can use the pink sheets to publish bid and ask prices. A company named Pink Sheets LLC, formerly known as the National Quotation Bureau, publishes the pink sheets in both hard copy and electronic format. Pink Sheets LLC is not registered with the SEC as a stock exchange, nor does the SEC regulate its activities. Our common shares, while ostensibly listed on the Pink Sheets, cannot effectively trade because they are not DTC eligible. DTC or Depository Trust Corporation is a custodial clearing facility owned by the major banks and securities firms and monitored by various banking regulatory agencies and the Securities and Exchange Commission.

On its website, DTC provides information regarding new issuer DTC eligibility. Generally, the only security issues that may be made eligible for DTC’s book-entry delivery services are those that either: (a) have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended; (b) are exempt from registration pursuant to a Securities Act exemption that does not involve transfer or ownership restrictions; or (c) are eligible for resale pursuant to Rule 144A or Regulation S (and otherwise meet DTC’s eligibility criteria). While we believe that our common stock presently falls under item (b) in that the shares we are presently registering were issued in a manner that was exempt from registration pursuant to a Securities Act exemption that does not involve transfer or ownership restrictions. However, it is currently apparent DTC disagrees with this premise. We are therefore compelled to register pursuant to the 1933 Act.

As of the date of this Prospectus,

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of NEM.

2. There are currently 3,250,000 shares of common stock outstanding, of which 1,750,000 are currently restricted from resale pursuant to Rule 144 under the Securities Act. Of the total outstanding 3,250,000 shares, we are currently registering 1,500,000 shares on behalf of the Selling Shareholders for resale.

3. In the future, all 1,750,000 shares of common stock not registered under this Prospectus will be eligible for sale pursuant to Rule 144 under the Securities Act. These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

4. Other than the stock registered under this Prospectus, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

In general, under Rule 144 as amended, a person who has beneficially owned and held “restricted” securities for at least one year, including “affiliates,” may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. A person who is not deemed an “affiliate” of our Company and who has beneficially owned shares for at least two years would be entitled to unlimited resale of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

Holders

As of the date of this Prospectus, NEM has 3,250,000 shares of $0.001 par value common stock issued and outstanding held by 38 shareholders of record. NEM’s Transfer Agent is 1st Global Stock Transfer, LLC, 7341 W. Charleston Blvd., Suite 130, Las Vegas, NV 89117, telephone number (702) 656-4919.

Dividends

NEM has never declared or paid any cash dividends on its common stock. For the foreseeable future, NEM intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including NEM’s financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Executive Compensation

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Joseph MacKenzie	2006	-	-	-	-	-	-	-
President, Secretary, Director	2005	-	-	-	-	-	-	-

Tiffany Miller	2006	-	-	-	-	-	-	-
Treasurer	2005	-	-	-	-	-	-	-

There are no existing or planned option/SAR grants.

NEM does not have an employment agreement with Joseph MacKenzie, an officer and director, nor with Tiffany Miller, an officer.

The proceeds of this offering may not be used to make loans to officers, directors and affiliates.

Financial Statements

a) Audited Financial Statements as of March 31, 2006

(BEGINNING ON THE FOLLOWING PAGE)

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

    PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

New Era Marketing Inc (A Development Stage Company)

Las Vegas, Nevada

We have audited the accompanying balance sheet of New Era Marketing Inc (A Development Stage Company) as of March 31, 2006, and the related statements of operations, stockholders’ equity and cash flows from inception July 19, 2005 through March 31, 2006 and the period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Era Marketing Inc (A Development Stage Company) as of March 31, 2006 and the results of its operations and its cash flows from inception July 19, 2005 through March 31, 2006 and the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s lack of revenue and significant losses as of March 31, 2006 raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates Chartered

Moore & Associates Chartered

Las Vegas, Nevada

June 27, 2006

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501

NEW ERA MARKETING, INC.

(A Development Stage Company)

BALANCE SHEET

As of March 31, 2006

ASSETS

CURRENT ASSETS
Cash	$42,135
Funds in escrow	12,199

Total Current Assets	54,334

TOTAL ASSETS	$54,334

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES	$—

Total Current Liabilities	—

TOTAL LIABILITIES	—

STOCKHOLDERS' EQUITY

Preferred stock: $0.001 par value,
5,000,000 shares authorized: no shares
issued and outstanding	—

Common stock: $0.001 par value,
70,000,000 shares authorized: 3,250,000
shares issues and outstanding	3,250

Additional Paid in Capital	84,550

Retained Earnings (Deficit)	(33,466)

Total Stockholders Equity	54,334

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$54,334

The accompanying notes are an integral part of these statements.

NEW ERA MARKETING INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

From Inception on July 19, 2005 through March 31, 2006

REVENUES	$2,500

EXPENSES
General & Administrative Expenses	35,966

NET (LOSS)	$(33,466)

Basic (Loss) per Share	$(0.02)

Weighted Average Number of Shares Outstanding	1,704,545

The accompanying notes are an integral part of these statements.

NEW ERA MARKETING, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS EQUITY

	Common Stock		Additional Paid-in Capital	Accumulated Deficit
	Shares	Amount

July 2005 Shares issued for cash, $0.001 per share	1,750,000	$1,750	$5,750	$—

January 2006 Contributed Capital			5,300

January 2006 Shares issued for cash, $0.05 per share	1,500,000	1,500	73,500

Net Loss for the period from inception on July 19, 2005 through March 31, 2006				(33,466)

Balance March 31, 2006	3,250,000	$3,250	$84,550	$(33,466)

The accompanying notes are an integral part of these statements.

NEW ERA MARKETING, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

From Inception on July 19, 2005 through March 31, 2006

NET INCOME (LOSS)	$(33,466)

Adjustments to net income (loss):

Total Adjustments	—

Net Cash Provided (Used) by Operating Activities	(33,466)

CASH FROM INVESTING ACTIVITIES

Net Cash Provided (Used) by Investing Activities	—

CASH FROM FINANCING ACTIVITIES

Proceeds From Sale of Stock	82,500
Contributed Capital	5,300

Net Cash Provided (Used) by Financing Activities	87,800

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	54,334

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	—
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$54,334

The accompanying notes are an integral part of these statements.

NEW ERA MARKETING, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2006

Note 1 – Nature of Organization

a.	Organization and Business Activities

The Company was incorporated under the laws of the State of Nevada on July 19, 2005 to provide consortium marketing campaigns for small businesses. The Company has not realized significant revenues to date and therefore is classified as a development stage company.

b.	Depreciation

The cost of the property and equipment will be depreciated over the estimated useful life of 5 to 7 years. Depreciation is computed using the straight-line method when assets are placed in service.

c.	Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a June 30 year-end.

d.	Cash and Cash Equivalents

For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be a cash equivalent.

e.	Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

f.	Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

NEW ERA MARKETING, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2006

Note 1 – Nature of Organization (Continued)

g.	Organization Costs

The Company has expensed the costs of its incorporation.

h.	Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

i.	Concentrations of Risk

The Company’s bank accounts are deposited in insured institutions. The funds are insured up to $100,000. At March 31, 2006, the Company’s bank deposits did not exceed the insured amounts.

j.	Basic Loss Per Share

The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period.

From inception on July 19, 2005
Through March 31, 2006

Loss (numerator)	3,250,000

Per share amount	$(0.02)

k.	Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates.

NEW ERA MARKETING, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2006

Note 1 – Nature of Organization (Continued)

k.	Income Taxes (Continued)

Net deferred tax assets consist of the following components as of March 31, 2006:

2006
Deferred tax assets
NOL Carryover	5,020
Deferred tax liabilities	-0-
Valuation allowance	(5,020)
Net deferred tax assets	-0-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 15% to pretax income from continuing operations for the period ended March 31, 2006.

At March 31, 2006, the Company had net operating loss carryforwards of approximately $33,466 that may be offset against future taxable income through 2026. No tax benefit has been reported in the March 31, 2006 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating carryforwards for Federal Income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Note 2 – Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has had no income and generated significant losses from operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 – Stock Offering

The Company concluded an initial public offering on or about March 7, 2006.

NEW ERA MARKETING, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2006

Note 4 – New Accounting Pronouncements

During the period ending March 31, 2006, the Company adopted the following accounting pronouncements which had no impact on the financial statements or results of operations:

SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.

SFAS No. 151, Inventory Costs

SFAS No. 152, Accounting for Real Estate

SFAS No. 153, Exchange of Non-monetary Assets

SFAS No. 154, Accounting Changes and Error Correction

SFAS No. 123(R), Share Based Payments

In addition, during the period ending March 31, 2006, FASB Interpretations No. 45 and No. 46, along with various Emerging Issues Task Force Consensuses (EITF) were issued and adopted by the Company and had no impact on its financial statements. These newly issued accounting pronouncements had no effect on the Company’s current financial statements and did not impact the Company.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure.

None.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

NEM’s Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer. NEM indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at NEM’s request as one of its officers or directors. NEM may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of NEM’s directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, NEM’s best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered. NEM has agreed to pay all costs and expenses relating to the registration of its common stock. All amounts are estimated.

Edgar Conversion Fees	$1,000
Transfer Agent and Printing Costs	500
SEC Registration Fee	10
Accounting and Legal Fees	1,000
TOTAL	$2,510

Recent Sales of Unregistered Securities

In November 2004, we issued 1,750,000 shares of our common stock to Joseph MacKenzie, our founding shareholder and the sole officer and director, in exchange for cash in the amount of $7,500. This sale of stock did not involve any public offering, general advertising or solicitation. At the time of the issuance, Mr. MacKenzie had fair access to and was in possession of all available material information about our company, as she is the sole officer and director of NEM. The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act. On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

In March 2006, we closed our Regulation D, Rule 504 whereby we sold 1,500,000 shares of our Common stock to

37 shareholders. This offering was registered in the State of Nevada pursuant to NRS 90.490 Registration by Qualification (e.g. State of Nevada Permit Number R06-3). The shares were issued at a price of $0.05 per share for total cash in the amount of $75,000. The shares do not bear a restrictive legend as they were issued pursuant to a Regulation D, Rule 504 offering that was registered in the State of Nevada pursuant to NRS 90.490 (Registration by Qualification). This state provision provides for public filing and delivery to investors of a substantive disclosure document before sale as required by Regulation D, Rule 504(b)(1)(i). Additionally at the time of the Offering, as required by regulation D, Rule 504(a), our Company was not:

(4)	subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
(5)	an investment company; or
(6)

a developmental stage company that either has no specific business plan or purpose or has indicated that its business plan was to engage in a merger or acquisition with an unidentified company or companies, or other person.

Thus, we believe that the offering was exempt from registration under Regulation D, Rule 505 of the Securities Act of 1933, as amended.

Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws

a) Articles of Incorporation filed on July 19, 2005

b) Bylaws adopted on July 22, 2005

5.	Opinion on Legality

Attorney Opinion Letter

23.	Consent of Experts and Counsel

a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing

b) Consent of Independent Auditor

Undertakings

In this Registration Statement, NEM is including undertakings required pursuant to Rule 415 of the Securities Act.

Under Rule 415 of the Securities Act, NEM is registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, NEM includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Santa Monica, State of California on July 6, 2006.

New Era Marketing, Inc.
(Registrant)

By: /s/ Joseph MacKenzie, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Joseph MacKenzie	President, CEO and Director	July 6, 2006
Joseph MacKenzie

/s/ Joseph MacKenzie	Chief Financial Officer	July 6, 2006
Joseph MacKenzie

/s/ Joseph MacKenzie	Chief Accounting Officer	July 6, 2006
Joseph MacKenzie